UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2012

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File No.)	(IRS Employee
incorporation or organization)		Identification No.)

9300 Shelbyville Road, Suite 1020

Louisville, Kentucky 40222

(Address of Principal Executive Offices)

502-657-3500

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Company executed Employee Agreements, effective October 1, 2012, for two of the Company’s officers, one of which was to extend the previous agreement nearing expiration and the other amended for increased responsibilities.

A copy of the amended agreements are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD

        On October 6, 2011, the Company initiated a private placement (the “Placement”) of up to $4,500,000 of 12 month Senior Secured Notes (“Notes”). The Notes bear interest at 13% APR. The Placement will be made on a "best efforts" basis with a Minimum of $500,000 and a Maximum of $4,500,000. As of March 1, 2012, the Placement concluded with approximately $4,200,000 being raised.

Item 9.01 Financial Statement and Exhibits

(a)   Not applicable

(b)   Not applicable

(c)   Not Applicable

(d)   Exhibits

Exhibit 99.1

Employment Agreements

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
Date: March 8, 2012	By:	/s/ S. Scott Fitzpatrick
S. Scott Fitzpatrick
Principal Financial Officer